EXHIBIT 3.2

                       BOARDWALK MORTGAGE SECURITIES INC.
                            (a Delaware corporation)



                                     BYLAWS



                                    ARTICLE I

                                     OFFICES

                  SECTION 1.01 Registered Office. The registered office of Boardwalk Mortgage Securities Inc. (the "CORPORATION") in the State of Delaware shall be at 9 East Loockerman Street, Suite 1B, City of Dover, County of Kent, and the name of the registered agent in charge thereof shall be National Registered Agents, Inc.

                  SECTION 1.02 Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors (the "BOARD") may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  SECTION 2.01 Annual Meetings. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution.

                  SECTION 2.02 Special Meetings. A special meeting of the stockholders for the transaction of any proper business may be called at any time by the Board or by the President.

                  SECTION 2.03 Place of Meetings. All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice thereof.

                  SECTION 2.04. Notice of Meetings. Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Notice may be given (i) by delivering a written notice thereof to such stockholder personally, (ii) by depositing notice in the United States mail, in a postage prepaid envelope, directed to such stockholder at such stockholder's address furnished by such stockholder to the Secretary of the Corporation for the purpose of receiving notice or, if such stockholder shall not have furnished to the Secretary such stockholder's address for such purpose, then at such stockholder's address last known to the Secretary, or
(iii) by transmitting the notice by any electronic means, directed to such stockholder at the location furnished by such stockholder to the Secretary of the Corporation for the purpose of receiving such notice. Except as otherwise expressly required by law, no publication of any notice of a meeting of stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder to whom notice may be omitted pursuant to applicable Delaware law or who shall have waived such notice, and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

                  SECTION 2.05 Quorum. Except in the case of any meeting for the election of directors summarily ordered as provided by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

                  SECTION 2.06      Voting.

                  (a) Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by such stockholder and registered in such stockholder's name on the books of the Corporation:

                           (i) on the date fixed pursuant to Section 6.05 of
                  these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or

                           (ii) if no such record date shall have been so fixed,
                  then (a) at the close of business on the day next preceding the day on which notice of the meeting shall be given, or (b) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

                  (b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation the pledgor shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee's proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

                  (c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by such stockholder's proxy duly authorized as such by any means permitted under the General Corporation Law of the State of Delaware (including without limitation, in writing or by transmitting or authorizing an electronic transmission, or by any copy, facsimile, telecommunication or other reproduction of such authorization) and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless such stockholder shall in writing, or by any other means permissible for authorizing a proxy, so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders, all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, if there be such proxy, and it shall state the number of shares voted.

                  SECTION 2.07 List of Stockholders. The Secretary of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least
 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  SECTION 2.08 Judges. If at any meeting of the stockholders a vote by written ballot shall be taken on any question, the chairman of such meeting may appoint a judge or judges to act with respect to such vote. Each judge so appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of his ability. Such judges shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of judges shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The judges need not be stockholders of the Corporation, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal in which he shall have a material interest.

                  SECTION 2.09 Action Without Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                               BOARD OF DIRECTORS

                  SECTION 3.01 General Powers. The property, business and affairs of the Corporation shall be managed by the Board.

                  SECTION 3.02 Number and Term of Office. There shall be a minimum of two (2) and a maximum of five (5) directors. The directors shall initially be three (3) until changed by the Board. Directors need not be stockholders. Each of the directors of the Corporation shall hold office until his or her successor shall have been duly elected and shall qualify or until he or she shall resign or shall have been removed in the manner hereinafter provided.

                  SECTION 3.03 Election of Directors. The directors shall be elected annually by the stockholders of the Corporation and the persons receiving the greatest number of votes, up to the maximum number of directors to be elected, shall be the directors.

                  SECTION 3.04 Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 3.05 Vacancies. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the maximum number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, even if the remaining directors do not constitute a quorum. Each director so chosen to fill a vacancy shall hold office until his successor shall have been elected and shall qualify or until he shall resign or shall have been removed in the manner hereinafter provided.

                  SECTION 3.06 Place of Meeting, Etc. The Board may hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

                  SECTION 3.07 First Meeting. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.

                  SECTION 3.08 Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

                  SECTION 3.09 Special Meetings. Special meetings of the Board shall be held whenever called by the President or a majority of the maximum number of directors authorized. Except as otherwise provided by law or by these Bylaws, notice of the time and place of each such special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least five days before the day on which the meeting is to be held, or shall be sent to him at such place by facsimile or electronic means or be delivered personally not less than 48 hours before the time at which the meeting is to be held. Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                  SECTION 3.10 Quorum and Manner of Acting. Except as otherwise provided in these Bylaws or by law, the presence of a majority of the maximum number of directors authorized shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

                  SECTION 3.11 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

                  SECTION 3.12 Removal of Directors. Subject to the provisions of the Certificate of Incorporation, any director may be removed at any time, either with or without cause, by the affirmative vote of the stockholders having a majority of the voting power of the Corporation given at a special meeting of the stockholders called for the purpose.

                  SECTION 3.13 Compensation. The directors shall receive only such compensation for their services as directors as may be allowed by resolution of the Board. The Board may also provide that the Corporation shall reimburse each such director for any expense incurred by him on account of his attendance at any meetings of the Board or Committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

                  SECTION 3.14 Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board and except as otherwise limited by law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

                                   ARTICLE IV

                                    OFFICERS

                  SECTION 4.01 Officers. The officers of the Corporation shall be a President, one or more Vice Presidents (the number thereof and their respective titles to be determined by the Board), a Secretary, a Treasurer and such other officers as may be appointed at the discretion of the Board in accordance with the provisions of Section 4.03 hereof. The Board may appoint a Chairman of the Board and, if the Board so designates, the Chairman of the Board may be an officer of the Corporation. Any number of offices may be held by the same person.

                  SECTION 4.02 Election. The officers of the Corporation, except such officers as may be appointed or elected in accordance with the provisions of Sections 4.03 or 4.05 hereof, shall be chosen annually by the Board at the first meeting thereof held after the annual meeting of stockholders, and each officer shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or until such officer's successor shall be elected and qualified.

                  SECTION 4.03 Other Officers. In addition to the officers chosen annually by the Board at its first meeting, the Board also may appoint or elect such other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time specify and each of whom shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or until such officer's successor shall be elected and qualified.

                  SECTION 4.04 Removal and Resignation. Any officer may be removed, either with or without cause, by resolution of the Board passed by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

                  SECTION 4.05 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

                                    ARTICLE V

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

                  SECTION 5.01 Execution of Contracts. The Board, except as in these Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

                  SECTION 5.02 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.

                  SECTION 5.03 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the President, any Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

                  SECTION 5.04 General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                                   ARTICLE VI

                            SHARES AND THEIR TRANSFER

                  SECTION 6.01 Certificates for Stock. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the President or a Vice President, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.04.

                  SECTION 6.02 Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

                  SECTION 6.03 Rules and Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

                  SECTION 6.04 Lost, Stolen, Destroyed, and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

                  SECTION 6.05 Fixing Date for Determination of Stockholders of Record. Except as otherwise provided by law, in order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders or expressing consent to corporate action without a meeting the Board shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                   ARTICLE VII

                                 INDEMNIFICATION

                  SECTION 7.01 Scope of Indemnification. The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereinafter be amended, any person (or the estate of any person) who is or was a party, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided herein shall not be deemed exclusive of any other rights to which any persons seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. The Corporation may enter into indemnification agreements with any one or more of its directors, officers, employees and agents upon resolution duly adopted by the Board of Directors. Such agreements may indemnify such persons to the fullest extent permissible under law.

                  SECTION 7.02 Indemnification of Employees and Agents. Subject to Section 7.01, the Corporation may, but only to the extent that the Board of Directors may (but shall not be obligated to) authorize from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII as they apply to the indemnification and advancement of expenses of directors and officers of the Corporation.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.01 Seal. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and the year of incorporation.

                  SECTION 8.02 Waiver of Notices. Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

                  SECTION 8.03 Amendments. These Bylaws, or any of them, may be altered, amended or repealed, and new Bylaws may be made, (i) by the Board, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the Board, or (ii) by the stockholders, at any annual meeting of stockholders, without previous notice, or at any special meeting of stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting. Any Bylaws made or altered by the stockholders may be altered or repealed by either the Board or the stockholders.

                            CERTIFICATE OF SECRETARY



                  The undersigned, being the duly elected Secretary of Boardwalk Mortgage Securities, Inc., a Delaware corporation, hereby certifies that the Bylaws to which this Certificate is attached were duly adopted by the Board of Directors of said Corporation on October 28, 2004.




                                                     /s/ Denise Apicella
                                                     --------------------------
                                                     Denise Apicella, Secretary